                                   EXHIBIT 11

                             CANTEL INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE




                                  Three Months Ended       Six Months Ended
                                      January 31,            January 31,

                                   1996       1995        1996        1995
                                 ---------  --------    ---------   ---------
           PRIMARY
Weighted average number of
  shares outstanding             2,768,804  2,740,544   2,768,499   2,737,836

Dilutive effect of options and
  warrants using the treasury
  stock method and average
  market price for the period      533,094    334,807     514,042     380,151
                                 ---------  ---------   ---------   ---------


Weighted average number of
  shares and common stock
  equivalents                    3,301,898  3,075,351   3,282,541   3,117,987
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income                       $ 167,000  $ 304,000   $ 254,000   $ 365,000
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income per common share          $0.05      $0.10       $0.08       $0.12
                                     -----     ------       -----       -----
                                     -----     ------       -----       -----

                                   EXHIBIT 11

                             CANTEL INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE


                                  Three Months Ended       Six Months Ended
                                      January 31,            January 31,

                                   1996       1995        1996        1995
                                 ---------  --------    ---------   ---------
    FULLY DILUTED

Weighted average number of
  shares outstanding             2,768,804  2,740,544   2,768,499   2,737,836

Dilutive effect of options and
  warrants using the treasury
  stock method and the higher
  of the period and or average
  market price for the period      538,451    342,555     534,964     380,151
                                 ---------  ---------   ---------   ---------


Weighted average number of
  shares and common stock
  equivalents                    3,307,255  3,083,099   3,303,463   3,117,987
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income                       $ 167,000  $ 304,000   $ 254,000   $ 365,000
                                 ---------  ---------   ---------   ---------
                                 ---------  ---------   ---------   ---------


Net income per common share          $0.05      $0.10       $0.08       $0.12
                                     -----     ------       -----       -----
                                     -----     ------       -----       -----


                                       16